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                                                                 EXHIBIT 23.(ii)
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                       GOLD KING CONSOLIDATED, Inc.
                       ----------------------------
                            GOLD KING PETROLEUM CORPORATION
                                 GOLD KING MINES CORPORATION


              410 17th Street  Suite 1375  Denver, Colorado 80202
                  Phone (303) 820-2840 Telefax (303) 595-9717


                               November 19, 1996




Nevada Manhattan Mining, Inc.
C/o Reinstein, Pantell & Calkins
10940 Wilshire Boulevard
Suite 1550
Los Angeles, California 90024-3942
Attention : Lloyd S. Pantell

         RE:     Registration Pursuant to Form BD

Dear Sirs:

This letter is intended to confirm that the undersigned has reviewed the draft prospectus to be filed in connection with the Company's Form BD registration statement and hereby consents to the use of this organization's name as disclosed in said draft.

This letter shall also serve to confirm that the undersigned has received appropriate authorization to execute this letter, to provide the representation herein contained, and to authorize you to provide this letter to the Securities and Exchange Commission as evidence of same.



Very truly yours,

/s/ WILLIAM R. WILSON
-------------------------
William R. Wilson
President
Gold King Mines Corporation